                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1


                  SUBSIDIARIES OF ALTRA INDUSTRIAL MOTION, INC.


         NAME OF SUBSIDIARY                         JURISDICTION OF ORGANIZATION
         ------------------                         ----------------------------

  American Enterprises MPT Corp.                                  Delaware
      American Enterprises MPT Holdings LLC                       Delaware
      Ameridrives International LLC                               Delaware
      Formsprag LLC                                               Delaware
      Nuttall Gear LLC                                            Delaware
  Warner Electric LLC                                             Delaware
  Warner Electric Technology LLC                                  Delaware
  Boston Gear LLC                                                 Delaware
  Kilian Manufacturing Company                                    Delaware
      3091780  Nova Scotia Company                     Nova Scotia, Canada
      Kilian Canada ULC                                Nova Scotia, Canada
  Warner Electric International Holding, Inc.                     Delaware
      Warner Electric (Holding) SAS                                 France
         Warner Electric Europe SAS                                 France
      Warner Electric Group GmbH                                   Germany
         Warner Electric Verwaltungs GmbH                          Germany
         Stieber GmbH                                              Germany
      Warner Electric (Neth) Holding, B.V.                     Netherlands
         Warner Electric Australia Pty. Ltd.                     Australia
         Warner Shui Hing Limited, (HK)                          Hong Kong
         Warner Electric (Singapore), Ltd.                       Singapore
         Warner Electric (Taiwan) Ltd.                              Taiwan
         Warner Electric (Thailand) Ltd.                          Thailand
      Warner Electric UK Group Ltd.                         United Kingdom
         Warner Electric UK Holding, Ltd.                   United Kingdom
            Wichita Company Ltd.                            United Kingdom
         Hay Hall Holdings Limited                          United Kingdom
            The Hay Hall Group Limited                      United Kingdom
               Matrix International, Ltd.                   United Kingdom
                  Matrix International GmbH                        Germany
               Inertia Dynamics, LLC                              Delaware
               Bibby Group Ltd.                             United Kingdom
                  Bibby Transmissions Ltd.                  United Kingdom
                     Bibby Turboflex SA                       South Africa
                     Scandicom AB                                   Sweden
                     Turboflex Ltd                          United Kingdom
                          Torsiflex,  Ltd                   United Kingdom
                     Rathi Turboflex Pty Ltd                         India
               Huco Power Transmission, Ltd.                United Kingdom
                  Huco Engineering Industries Ltd.          United Kingdom
                     Dynatork Air Motors Ltd.               United Kingdom
                     Dynatork, Ltd.                         United Kingdom
               Twiflex Ltd.                                 United Kingdom
                  Safetek Ltd.                              United Kingdom